LSB INDUSTRIES, INC.
                        SUBSIDIARY LISTING
                    Revised February 26, 1999


LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

     Prime Financial Corporation
          Tower IV Corporation (f/k/a LSB Leasing Corp.)
          Northwest Capital Corporation
          Northwest Energy Enterprises, Inc.
          Tower Land Development Corp.
          ClimaChem, Inc. (5% stock ownership)

     LSB Holdings, Inc.
          LSB-Europa Limited
          Equipos Climatec S.A. de C.V. (97% stock ownership)
          LSB Indonesia Corporation (f/k/a LSB Corporation)
          Summit Machine Tool Inc. Corp.
               Saffron Corporation
               Explosives Equipment Corp.
                              Clipmate Corporation (20% held by Waldock and
                               Starrett)
               Equipos Climatec S.A. de C.V. (1% stock ownership)
          LSB International Corp.
               Equipos Climatec S.A. de C.V. (1% stock ownership)
          L&S Automotive Technologies, Inc. (f/k/a L&S Automotive Products Co.) Climatex, Inc.
          LSB Financial Corp.
               Equipos Climatec S.A. de C.V. (1% stock ownership)
          Aerobit Industries, Limited (7.98% held by Horovitz and Landsome) Climate Master International Limited
          ROL-BIT Ltd. (5% held by Horovitz)

     ClimateCraft Technologies, Inc.

INDUSTRIAL PRODUCTS BUSINESS

     Summit Machine Tool Manufacturing Corp.
     Hercules Energy Mfg. Corporation
          Morey Machinery Manufacturing Corporation (f/k/a Fertilizer
            Equipment Corp.) (10% held by Jonathon Morey)
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ENVIRONMENTAL/CHEMICAL BUSINESS

     ClimaChem, Inc. (95% stock ownership)
          Northwest Financial Corporation
          Climate Mate, Inc.
          The Environmental Group International Limited
          LSB Chemical Corp.
               Total Energy Systems Limited
                    Total Energy Systems (NZ) Limited
                    T.E.S. Mining Services Pty. Ltd.
                    Total Energy Systems (International) Pty Ltd
               El Dorado Chemical Company
                    Slurry Explosive Corporation
               El Dorado Nitrogen Company (f/k/a LSB Nitrogen Corporation,
                 f/k/a LSB Import Corp.)
               DSN Corporation
               Universal Tech Corporation
          The Environmental Group, Inc.
          International Environmental Corporation
          Climate Master, Inc.
          CHP Corporation
               Koax Corp.
          APR Corporation
          ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
          ACP International Limited (f/k/a ACP Manufacturing Corp.) ThermalClime, Inc. (f/k/a LSB South America Corporation)

AUTOMOTIVE PRODUCTS BUSINESS

     LSA Technologies Inc.
          L&S Automotive Products Co. [DE]
               L&S Bearing Co. (f/k/a L&S Automotive Products Co., f/k/a
                 LSB Bearing Corp.)
                    International Bearings, Inc.
               LSB Extrusion Co.
               Rotex Corporation
               Tribonetics Corporation